SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934        (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12



                        BIOJECT MEDICAL TECHNOLOGIES INC.

---------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

---------------------------------------------------------------------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------

    5) Total fee paid:
-------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
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    2) Form, Schedule or Registration Statement No.:
---------------------------------------------------------------------------

    3) Filing Party:
---------------------------------------------------------------------------

    4) Date Filed:
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

                        Bioject Medical Technologies Inc.
                             7620 SW Bridgeport Road
                                Portland OR 97224


August 12, 1999


Dear Shareholders:

     You are cordially invited to attend the 1999 annual meeting of the shareholders of BIOJECT MEDICAL TECHNOLOGIES INC., to be held at the Oregon Convention Center, 777 NE Martin Luther King Jr. Blvd., Room C123, Portland, Oregon, on Thursday, September 16, 1999 at 9:00 a.m., Pacific Daylight Time.

     The matters to be acted upon at the meeting -- to elect the Board of Directors, to adopt an amendment to the Company's Articles of Incorporation which would amend the terms of the Company's Series A Preferred Stock, to adopt an amendment to the Company's Articles of Incorporation to effect a reverse split of the Company's common stock and to transact such other business as may properly come before the meeting -- are described in the attached Notice of Meeting and Proxy Statement.

     We believe the annual meeting provides an excellent opportunity for shareholders to become better acquainted with BIOJECT and its board members and officers. Although we would like very much to have each shareholder attend the 1999 meeting, we realize this is not possible. Whether or not you plan to be present at the meeting, it is important that your shares be represented. Therefore, we urge you to complete, sign and return the enclosed proxy as soon as possible.

     If you return your proxy promptly, you can help BIOJECT avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. If you decide between now and September that you can attend the meeting in person, you may revoke your proxy at that time and vote your shares at the meeting.

     We appreciate your continued support of Bioject and look forward to either greeting you personally at the meeting or receiving your proxy.


     Sincerely,


                    /S/ JAMES C. O'SHEA
                    ---------------------------------
                    James C. O'Shea
                    Chairman of the Board, President
                    and Chief Executive Officer

                        BIOJECT MEDICAL TECHNOLOGIES INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     NOTICE IS HEREBY GIVEN that the annual meeting (the "Meeting") of the shareholders of BIOJECT MEDICAL TECHNOLOGIES INC. (the "Company") will be held on Thursday, September 16, 1999, at 9:00 a.m., Pacific Daylight Time, at the Oregon Convention Center, 777 NE Martin Luther King Jr. Blvd., Room C123, Portland, Oregon, for the following purposes:

1.       To elect three directors, each to serve a three-year term;

2. To approve an amendment to the Articles of Incorporation to amend the terms of the Series A Preferred Stock;

3. To approve an amendment to the Articles of Incorporation and grant the Board of Directors the authority to effect a reverse stock split of the Company's Common Stock;

4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     These matters are more fully described in the proxy statement accompanying this Notice.

     Accompanying this Notice of Meeting is a proxy statement and a form of proxy, together with the annual report of the Company. A copy of the Company's 10-K containing the consolidated financial statements for the year ended March 31, 1999, and the auditors' report on the financial statements is also included. Only holders of common stock of record at the close of business on July 23, 1999, will be entitled to vote at the Annual Meeting of Shareholders and any adjournments thereof.

     Shareholders who are unable to attend the Meeting in person are requested to complete, sign, date and return the enclosed form of proxy directly to American Stock Transfer and Trust Co., postage prepaid. A proxy will not be valid unless it is received at the office of American Stock Transfer and Trust Co., 40 Wall Street, 46th Floor, New York, New York 10005 before the time fixed for the Meeting.

     DATED at Portland, Oregon, this 12th day of August, 1999.

                    BY ORDER OF THE BOARD


                    /S/ MICHAEL A. TEMPLE



                    -------------------------------
                    Michael A. Temple
                    Vice President, Chief Financial
                    Officer and Secretary/Treasurer

                        BIOJECT MEDICAL TECHNOLOGIES INC.

                                TABLE OF CONTENTS


MANAGEMENT SOLICITATION

APPOINTMENT AND REVOCABILITY OF PROXIES

VOTING OF PROXIES

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

PROPOSAL #1: ELECTION OF DIRECTORS
     Board of Directors Composition, Compensation and Committees

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS
     Biographical Information
     Executive Compensation
     Grant of Stock Options
     Option Exercises and Fiscal Year End Values
     Ten-Year Option/SAR Repricings
     Employment Contracts
     SEC Filings

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK PERFORMANCE CHART

PROPOSAL #2: AMENDMENT TO THE ARTICLES OF INCORPORATION TO AMEND THE CONVERSION TERMS OF THE COMPANY'S SERIES A PREFERRED STOCK

PROPOSAL #3: TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A ONE FOR FIVE REVERSE COMMON STOCK SPLIT

OTHER MATTERS TO BE ACTED UPON

SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES FOR THE MEETING

ANNUAL REPORT

INDEPENDENT ACCOUNTANTS

PROPOSALS OF SHAREHOLDERS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

                        BIOJECT MEDICAL TECHNOLOGIES INC.
                                 PROXY STATEMENT
                              as of August 12, 1999

MANAGEMENT SOLICITATION

     This proxy statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of BIOJECT MEDICAL TECHNOLOGIES INC. (the "Company"), for use at the annual general meeting (the "Meeting") of shareholders of the Company to be held on September 16, 1999, at the time and place and for the purposes set forth in the Notice of Meeting.

     The form of proxy accompanying this information circular is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has retained the services of Allen Nelson & Co. to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, telex, facsimile, telegraph or messenger. The Company estimates it will pay Allen Nelson & Co. its customary and reasonable fees not expected to exceed $4,000, plus reimbursement of certain out-of-pocket expenses, for its services in soliciting proxies. The Company will also pay persons holding shares of the common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. The cost of this solicitation will be borne directly by the Company.

     The approximate mailing date of the Notice of Meeting, proxy statement and form of proxy is August 12, 1999.


APPOINTMENT AND REVOCABILITY OF PROXIES

     The persons named in the accompanying form of proxy are officers of the Company.

     In addition to revocation in any other manner permitted by law, a proxy may be revoked by:

     (i) signing another proxy bearing a later date and depositing it in the manner set forth in the Notice of Meeting;

     (ii) signing and dating a written notice of revocation (in the same manner as a proxy is required to be executed) and either depositing it in the manner set forth in the Notice of Meeting at any time before the time fixed for the Meeting or an adjournment thereof or with the chairman of the Meeting on the day of the Meeting or an adjournment thereof; or

     (iii) attending the Meeting or an adjournment thereof, and casting a ballot in person.

     Such revocation will have effect only in respect of those matters which have not already been acted upon. Additional proxy forms may be obtained by calling or writing to American Stock Transfer & Trust Co., Shareholder Services, 40 Wall Street, 46th Floor, New York, NY 10005. Telephone: (718) 921-8200.


VOTING OF PROXIES

     The securities represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, and if the shareholder specifies a choice with respect to any matter to be acted upon, the securities shall be voted accordingly. The form of proxy confers authority upon the named proxyholder with respect to matters identified in the accompanying Notice of Meeting. If a choice with respect to such matters is not specified, it is intended that the person designated by management in the form of proxy will vote the securities represented by the proxy in favor of each matter identified in the proxy statement and for election to the Board of Directors the nominees named in this proxy statement. The proxy confers discretionary authority upon the named proxyholder with respect to amendments to or variations in matters identified in the accompanying Notice of Meeting and other matters which may properly come before the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The voting securities of the Company consist of common stock, without par value (the "Common Shares"). The Record Date has been fixed in advance by the directors as July 23, 1999, for the purpose of determining shareholders entitled to a notice of and to vote at the Meeting. Each share issued at the time of the Record Date carries the right to one vote at the Meeting. As of July 23, 1999, a total of 29,011,236 shares of the Company's common stock were issued and outstanding.

     The presence in person or by proxy of holders of record of a majority of the outstanding Common Shares is required to constitute a quorum for the transaction of business at the Meeting. If a quorum is present, the three nominees for election to the Board of Directors who receive the greatest number of votes cast at the Meeting shall be elected directors. For all other matters to come before the Meeting, a proposal will be approved only upon the affirmative vote of shareholders owning in the aggregate at least a majority of the Company's Common Shares represented at the Meeting in person or by proxy and entitled to vote. In addition, Proposal #2 requires the affirmative vote of shareholders owning in the aggregate at least a majority of the Company's Series A Preferred Stock, voting as a class. With regard to the election of directors, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. An abstention may be specified in the proposals to approve the amendments to the Articles of Incorporation. An abstention will be counted as present for purposes of determining the existence of a quorum on such proposal and, therefore, have the effect of a negative vote. Shares represented by duly executed and returned proxies of brokers or other nominees which are expressly not-voted upon the proposal ("broker non-votes") will have no effect on the required vote.

     The following tables set forth certain information concerning the beneficial ownership of the Company's common stock at June 30, 1999, by: (i) each person known by the Company to own beneficially more than 5 percent of the outstanding capital stock of the Company; (ii) each of the directors and named executive officers; and (iii) all directors and officers as a group. Each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned, except as indicated:


                                             NUMBER OF SHARES        PERCENTAGE





                                               BENEFICIALLY         BENEFICIALLY
NAME OF BENEFICIAL OWNER                         OWNED (1)             OWNED
--------------------------------             ----------------       -----------
Elan International Service, Ltd. (2)             4,477,273           14.55%
   Flatt Smiths SL04
   Bermuda

Hambrecht & Quist (3)                            2,468,400            8.17
   50 Rowes Wharf,
   Boston, Massachusetts 02110

Ed Flynn                                         1,470,695            5.07
   Flynn Meyer Company
   75-11 Myrtle Avenue
   Glendale, NY 11385

James C. O'Shea (4)                                712,457            2.40

David H. de Weese (5)                               53,750              *

Grace Keeney Fey (6)                                53,500              *

William A. Gouveia (7)                              70,000              *

Eric T. Herfindal (8)                               83,750              *

Richard J. Plestina (9)                            208,000              *

John Ruedy, MD (10)                                144,450              *

Michael T. Sember (11)                              26,250              *

Michael A. Temple (12)                              69,798              *

J. Michael Redmond (13)                            144,527              *

Richard R. Stout  (14)                             104,879              *

All Directors, Executive and
  Officers as a Group (11 persons) (15)          1,671,361            5.51%
-----------------------------------------
*     Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage of ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons names in the table above have sole voting and investment power with respect to all shares of common stock as shown as beneficially owned by them.

(2) Includes warrants to purchase 1,750,000 shares of common stock which are presently exercisable. Does not include 692,694 shares of Series A Convertible Preferred Stock, 3,790,000 shares of Series B Convertible Preferred Stock and 391,830 shares of Series C Convertible Preferred Stock.

(3) Includes warrants to purchase 1,190,000 shares of common stock which are presently exercisable.

(4) Includes options to purchase 670,226 shares of common stock which are presently exercisable. Does not include 333,334 option shares which become exercisable after 60 days.

(5) Includes options to purchase 43,750 shares of common stock which are presently exercisable. Does not include 8,750 option shares that become exercisable after 60 days.

(6) Includes options to purchase 52,500 shares of common stock which are presently exercisable. Does not include 8,750 option shares that become exercisable after 60 days.

(7) Includes options to purchase 70,000 shares of common stock which are presently exercisable. Does not include 8,750 option shares that become exercisable after 60 days.

(8) Includes options to purchase 43,750 shares of common stock which are presently exercisable. Does not include 8,750 option shares that become exercisable after 60 days.

(9) Includes options to purchase 43,750 shares of common stock which are presently exercisable. Does not include 8,750 option shares that become exercisable after 60 days.

(10) Includes options to purchase 78,750 shares of common stock which are presently exercisable. Does not include 8,750 option shares that become exercisable after 60 days.

(11) Includes options to purchase 26,250 shares of common stock which are presently exercisable. Does not include 8,750 option shares that become exercisable after 60 days.

(12) Includes options to purchase 58,386 shares of common stock which are presently exercisable. Does not include 112,500 option shares which become exercisable after 60 days.

(13) Includes options to purchase 134,757 shares of common stock which are presently exercisable. Does not include 16,667 option shares which become exercisable after 60 days.

(14) Includes options to purchase 101,632 shares of common stock which are presently exercisable. Does not include 6,667 options which become vested and exercisable after 60 days.

(15) Includes options to purchase 1,323,751 shares of common stock which are presently exercisable. Does not include 530,418 option shares which become exercisable after 60 days.

     All of the outstanding capital stock of both Bioject Inc. and Marathon Medical Technologies Inc. (formerly Bioject JV Subsidiary Inc.) is owned by the Company.

PROPOSAL #1: ELECTION OF CLASS ONE DIRECTORS

The Articles of Incorporation of the Company provide for the holders of Common Shares to elect the Class One members of the Board of Directors at the 1999 Meeting. The Company's Amended Articles of Incorporation provide for a Board of Directors to serve in three classes having staggered terms of three years each.

At this Annual Meeting, three persons will be nominated to serve as Class One directors until the Annual Meeting in 2002 and until their successors are elected and shall have qualified. The three nominees are: Mr. William Gouveia, Mr. David de Weese and Mr. Edward L. Flynn.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE CLASS ONE NOMINEES LISTED BELOW.

The following table sets forth the names and ages of the Company's current directors. Directors are classified alphabetically except for Mr. O'Shea who was classified with the longest initial term, Mr. Gouveia who was classified with the shortest initial term so that the nominating committee would be composed of one director from each class, and Mr. Flynn who was nominated in 1999. Class One directors, Messrs. Gouveia and de Weese, have terms of office expiring at the 1999 Annual Meeting; Class Two directors, Ms. Fey and Messrs. Herfindal and Plestina, have terms of office expiring at the 2000 Annual Meeting; and Class Three directors, Messrs. O'Shea, Ruedy, and Sember, (one of whom is an officer of the Company) have terms of office expiring at the 2001 Annual Meeting.


Certain biographical and other information about the nominees for election as directors and the directors continuing in office is presented as follows:


                                                                    YEAR ELECTED
NAME                  CLASS     AGE       POSITION                   DIRECTOR
------------------    -----    -----     ------------------------   ------------
William Gouveia         1        57      Director(c)(d)                1994
David de Weese          1        57      Director(d)(e)                1997
Edward L. Flynn         1        64      Director Nominee
Grace Keeney Fey        2        53      Director(a)(b)(e)             1995
Eric T. Herfindal       2        58      Director(b)(d)                1996
Richard J. Plestina     2        53      Director(a)(c)(e)             1997
James C. O'Shea         3        54      Chairman, Chief Executive
                                          Officer and President        1995
John Ruedy, M.D.        3        67      Director(b)(c)                1987
Michael Sember          3        49      Director(a)(e)                1997
-------------

(a) Member of Stock Option Committee
(b) Member of Compensation Committee
(c) Member of Nominating Committee
(d) Member of Audit Committee
(e) Member of Ad Hoc-Financing Committee



Nominees for directors to be elected by holders of Voting Shares for a three-year term expiring in 2002:
--------------------------------------------------------------------------------

     WILLIAM A. GOUVEIA was elected a director of the Company in January 1994. Mr. Gouveia serves in two capacities at Boston's New England Medical Center:
Director of Pharmacy (1972 to present) and Special Assistant for Pharmaceutical Research and Development (1989 to present). He has the following faculty appointments: Associate Professor of Medicine at Tufts University School of Medicine (1995), Adjunct Clinical Professor of Pharmacy at Massachusetts College of Pharmacy and Allied Health Professions, and Adjunct Professor at Northeastern University Bouve College of Pharmacy and Health Sciences. He holds an M.S. in Hospital Pharmacy from Northeastern University (1966). He has published over 100 articles in leading healthcare journals, as well as numerous book chapters, and has delivered presentations in the U.S. and international health care organizations and colleges. He is a Fellow of the American Society of Health-System Pharmacists (ASHP) and has served as Board member of the ASHP.

     DAVID H. DE WEESE was elected a director of the Company in June 1997. Mr. de Weese is currently a general partner of Paul Capital Partners, a private equity investment firm. He served as Chairman of the Board of Directors, President and Chief Executive Officer of the SIGA Pharmaceuticals, Inc., a developer of vaccines and antibiotics from November 1996 to April 1998. Prior to joining SIGA, Mr. de Weese served as a director and a consultant to Biovector Therapeutics, S.A., a developer of drug delivery technology based in France, and as an advisor to Paul Capital Partners. From 1993 to 1995, Mr. De Weese was President, Chief Executive Officer and a Director of M6 Pharmaceuticals, Inc., a biopharmaceutical company. From 1986 to 1992, Mr. De Weese was the President, Chief Executive Officer, a Director and a founder of Cygnus Therapeutic Systems (now Cygnus, Inc.), a developer and manufacturer of transdermal drug delivery systems. Prior to that, Mr. de Weese co-founded Medical Innovations Corporation, a medical device business currently a division of Ballard Medical Products, Inc., and was Chairman of the Board, President and Chief Executive Officer of Machine Intelligence Corporation, a developer of computer software and hardware.

     EDWARD L. FLYNN was nominated for director of the Company in July 1999. Since 1972, Mr. Flynn has been owner and Chief Executive Officer of Flynn Meyer Company, a restaurant industry management company. From 1958 to 1972, Mr. Flynn was a securities broker with Merrill Lynch Pierce Fenner and Smith. He serves as a member of the board of directors of Citri-Lite Co. Inc., a soft drink company, and of TGCI Industries, a geophyiscal service company primarily conducting three dimensional seismic surveys for companies engaged in exploring for oil and gas.


Directors whose terms expire in 2000:
--------------------------------------------------------------------------------

GRACE K. FEY, CFA, was elected a director of the Company in October 1995. Ms. Fey is currently Executive Vice President and Director of Frontier Capital Management Company, a Boston-based investment management firm. From 1986 to 1988, she was a Senior Vice President of Investment Management Associates, an investment management firm. From 1980 to 1986, Ms. Fey was Vice President of Winchester Capital Management, also an investment management firm.

     ERIC T. HERFINDAL has served as a director of the Company since September 1996. He is Executive Vice President of OnCare Inc., an oncology physician practice management company, since 1993. Prior to joining OnCare, he served for over 20 years as a Professor of Clinical Pharmacy, School of Pharmacy, at the University of California Medical Center in San Francisco, where he is currently a Professor Emeritus. He holds a Doctorate in Pharmacy from the University of California, San Francisco, and a Masters in Public Health from the University of California, Berkeley. He is the author of twenty-five articles and the editor or co-editor of ten books in the field of pharmacy, including the TEXTBOOK OF THERAPEUTICS: DRUG AND DISEASE MANAGEMENT, currently in its sixth edition. Dr. Herfindal has been active in various professional organizations, serves on a number of editorial and advisory boards, and is a frequent lecturer at national and international healthcare meetings.

     RICHARD J. PLESTINA was elected a director of the Company in April 1997. Since 1986, Mr. Plestina has served as President of Quelah Corporation, NW, a family owned investment firm. In 1988, he was a consultant for Cologon, Inc. DBA Alpine Glass Company, a large commercial and residential glass company. From 1979 to 1986, he was an Executive Vice President of Orion Capital Corporation, a multiline insurance company and President of EBI Companies, which was later acquired by Orion Corporation in 1979. From 1974 to 1979 he served as the Vice President and Marketing Manager of EBIC. Mr. Plestina has served previous directorships for Orion Capital Corporation, EBI Companies, Associated Oregon Industries and Northwest Employer's Council.


Directors whose terms expire 2001:
--------------------------------------------------------------------------------

     JAMES C. O'SHEA has served as Chairman and Chief Executive Officer of the Company since March 1995. Prior to joining Bioject, he was President and Chief Operating Officer of Biopure Corporation, a developer of red blood cell substitutes. Prior to 1989, Mr. O'Shea was Executive Vice President of Marketing and Scientific Affairs at Delmed Inc., a manufacturer of peritoneal dialysis solutions and parenteral products. He is a member of the Board of Directors of PSC, Inc., serving as Chairman of the Compensation Committee and previously serving as Chairman of the Executive Committee.

     JOHN RUEDY, M.D. has served as a director of the Company since 1987. Since July 1992, he has served as Dean of the Faculty of Medicine at Dalhousie University in Halifax, Nova Scotia. From 1978 through June 1992, Dr. Ruedy served as Professor of Medicine at the University of British Columbia and Head of the Department of Medicine at St. Paul's Hospital, Vancouver, British Columbia. Since 1966, he has held an appointment to the Department of Medicine and Pharmacology at McGill University and was Chairman of the Department of Pharmacology and Therapeutics from 1975 through 1978.

     MICHAEL T. SEMBER has served as a director of the Company since October 1997. Mr. Sember is Executive Vice President, of Business Development for Elan Corporation, plc. Prior to joining Elan, Mr. Sember was with Marion Laboratories, then Marion Merrell Dow from 1973 to 1991. Mr. Sember also serves as a director of Elan Pharmaceutical Research Corporation, Acorda Therapeutics, Inc., Iomed, Inc., and Delsys, Inc.


MARATHON MEDICAL TECHNOLOGIES INC. LIST OF DIRECTORS AND OFFICERS

     BRAD ENEGREN joined Marathon Medical Technologies Inc. in September 1998 and was elected Chairman of Marathon Medical Technologies Inc. in January 1999. Prior to joining Marathon Medical Technologies Inc., he was Managing Director of the Implantable Drug Delivery Division of Arrow International. From 1987 to 1995, Mr. Enegren was President and Managing Director of Therex Corporation. His experience also includes two years as Director of Marketing and Business Development for Boston Scientific, Inc.

     JAMES  C.  O'SHEA,   Vice   Chairman  and  Director  of  Marathon   Medical
Technologies Inc. Please see biography information in section "ELECTION OF DIRECTORS."

     MIKE  TEMPLE,  was elected  the  Secretary/Treasurer  of  Marathon  Medical
Technologies Inc. in June 1998 and elected a Director of Marathon Medical Technologies Inc. in July 1999. Please see biography information in section "EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS."


BOARD OF DIRECTORS COMPOSITION, COMPENSATION AND COMMITTEES. The Board of Directors is currently composed of eight members, one of whom is an employee of the Company. Following the shareholder vote, the Board will be composed of nine members, one of whom is an employee of the Company.

     All directors hold office for three years or until their successors have been elected and qualified. The Board is divided into three classes. Directors are classified alphabetically except for Mr. O'Shea who was classified with the longest initial term, Mr. Gouveia who was classified with the shortest initial term so that the nominating committee would be composed of one director from each class and Mr. Flynn who was nominated in 1999. There are no family relationships between any of the directors or executive officers of the Company.

     The Company pays its directors no annual cash or per meeting compensation for services. Under the terms of the 1992 Stock Incentive Plan, each non-employee director is automatically awarded an option to purchase 17,500 shares of the Company's common stock immediately following the close of each annual shareholders' meeting, at an exercise price equal to the fair market value on the date of the grant. Such options are vested and exercisable with respect to one-half of the shares at six months from the date of grant with the remaining shares vested and exercisable six months thereafter. The options expire eight years after grant unless previously exercised or terminated due to termination of service.

     There were nine meetings of the Board of Directors and two actions by written consent during the last fiscal year. Except for Mr. de Weese, each of the incumbent directors being nominated for re-election attended at least 75% of all of the meetings of the Board of Directors and committees on which they served.

     There are five standing committees of the Board of Directors: the Audit Committee, Stock Option Committee, Compensation Committee, Nominating Committee and the Ad Hoc-Financing Committee. The Audit Committee meets with the Company's independent accountants to review the scope and findings of the annual audit and accounting policies and procedures of the Company which are then reported by the committee to the directors of the Company. The Stock Option Committee
administers  the  1992  Stock  Incentive   Plan.  The   Compensation   Committee
administers cash compensation for the executive officers. The Nominating Committee reviews and recommends to the full Board nominees for directors of the Company to be submitted for election at the next annual shareholders' meeting. The Ad Hoc-Financing Committee monitors the Company's cash reserves and develops strategies for procuring additional capital. The Audit Committee and Nominating Committee met two times during fiscal 1999. The Stock Option Committee met two times during fiscal 1999 and took action by written consent resolution three times. The Compensation Committee met three times during fiscal 1999. The Ad Hoc-Financing Committee met one time during fiscal 1999.


EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

     The following individuals comprise the executive officers of the Company:


                                                                   Year Elected
Name                   Age   Position                              Officer
---------------------  ---   --------------------------------      ----------
James C. O'Shea         54    Chairman, Chief Executive
                              Officer and President                    1995
Michael A. Temple       49    Vice President, Chief Financial
                              Officer and Secretary/Treasurer          1998
J. Michael Redmond      39    Vice President, Business
                              Development of Bioject Inc.              1996
Richard R. Stout, M.D.  46    Vice President of Clinical Affairs
                              of Bioject Inc.                          1994


BIOGRAPHICAL INFORMATION.

     JAMES C. O'SHEA. Please see biography information in section "ELECTION OF DIRECTORS."

     MICHAEL A. TEMPLE joined Bioject as Vice President, Chief Financial Officer and Secretary/Treasurer in April 1998. From December 1996 until January 1998 Mr. Temple was Chief Financial Officer for Graziano Produce Co., Inc. a northwest regional processor of fresh-cut produce products. From October 1993 until November 1996 he was Vice President of Finance and Chief Financial Officer for Instromedix, Inc., an Oregon-based medical technology company that designs and manufactures transtelephonic cardiac event monitors. From April 1989 until September 1993 he was Vice President of Finance and Chief Financial Officer for the Yoshida Group, a Portland-based conglomerate with business activities in manufacturing, logistics and real estate development. Prior to joining the Yoshida Group, Mr. Temple was a principal in the accounting and business advisory services practice of Laventhol & Horvath, a national public accounting firm.

     J. MICHAEL REDMOND joined Bioject in February 1996 as Vice President of Sales and Marketing. He was appointed Vice President of Business Development in February 1998. Mr. Redmond has fifteen years experience in medical marketing and product sales. Prior to joining Bioject he was Director of Business Development and Director of Sales and Marketing for Kollsman Manufacturing Company. Kollsman is a private label developer and manufacturer of medical instrumentation. He also held various sales and marketing positions with Abbott Laboratories Diagnostic division.

     RICHARD R. STOUT, M.D. joined the Company in April 1994 as Director of Clinical and Regulatory Affairs. He was promoted to Vice President of Clinical Affairs in December 1994. From 1992-1993 he was the Director of Clinical and Regulatory Affairs at EndoVascular Instruments, Inc., a developer of surgical devices and methods for endarterectomy and intraluminal graft placement. Dr. Stout acted as the Manager of Tachycardia Clinical Studies at Telectronics Pacing Systems from 1990-1992, an international medical device company involved in manufacturing and distributing cardiac pacemakers and implantable defibrillators. From 1987 to 1989, Dr. Stout was Director of Medical Programs at Biotronic Inc., also a manufacturer and distributor of implantable cardiac pacemakers.

EXECUTIVE COMPENSATION. The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and to the other executive officers having salary and bonus compensation greater than $100,000 (collectively the "named executive officers"), for services rendered to the Company during the fiscal years ended March 31, 1999, 1998 and 1997.


                               Summary Compensation Table

                                                                   Long-Term
                               Annual Compensation                 Compensation Awards
-------------------           -------------------                 ----------------------------------
                               Fiscal                               Options               Other
Name and Principal Position(1) Year   Salary     Bonus    Other    Shares(2)   Other(3) Compensation
-------------------------    ------- -------    ------    -----     --------   -------   ----------

James C. O'Shea                1999 $220,000              $6,634(4)   34,810(5)  $3,875   $  -
Chairman, Chief Executive      1998  195,000      -        5,930(4)  575,000(6)   3,565      -
Officer and President          1997  195,000      -        5,225(4)   18,750(7)   3,017      -

Michael A. Temple, Vice        1999  104,274(8)   -          -       170,886(9)   1,820      -
President, Chief Financial
Officer and Secretary/Treasurer

J. Michael Redmond             1999  102,286(10)15,000(11) 6,000(12)  13,924(13)  2,819      -
Vice President of              1998  100,000      -        6,000(12)  62,500(14)  2,409      -
Business Development           1997  100,000      -        6,000(12)  75,000(15)  1,616      -

Richard R. Stout, MD           1999  100,000(16)  -           -       13,924(17)     -       -
Vice President of              1998   93,000      -           -       32,500(18)     -       -
Clinical Affairs               1997   93,000      -           -        5,625(19)     -       -

------------------------

(1) All executive officers had salary and bonus compensation greater than $100,000 in fiscal 1999.

(2) The Company has in effect one major long-term compensation plan, the 1992 Stock Incentive Plan, through which all employees, officers and non-employee consultants of the Company may be awarded incentive and non-statutory stock options, stock bonuses, stock appreciation rights and restricted stock under terms and performance criteria as determined by a committee of the Board of Directors. Non-employee directors are also awarded options to purchase a fixed number of shares on an annual basis. The 1992 Stock Incentive Plan was approved by the Company's shareholders on November 20, 1992. Amounts listed reflect the number of options granted in the respective fiscal years, the exercise prices for which were greater than or equal to the fair market value of the Company's common stock on the date of grant.

(3) The Company has a 401(k) Retirement Benefit Plan for its employees including its executive officers which provides for voluntary employer matches of employee contributions up to 6% of salary and for discretionary profit sharing contributions to all employees. Such employer contributions may be made in cash or common stock. In fiscal 1999, the Company made all employer matching contributions in shares of the Company's common stock based on fair market value in the period of match.

(4) Represents supplemental life and disability insurance premiums paid pursuant to an employment agreement with Mr. O'Shea. No other executive officers are entitled to this benefit.

(5) In fiscal 1999, Mr. O'Shea was granted 34,810 option shares on July 6, 1998, vesting and exercisable on June 29, 1999.

(6) In fiscal 1998, Mr. O'Shea was granted 575,000 option shares, 50,000 options granted on April 3, 1997 and vested immediately and exercisable October 3,1997. 25,000 options granted on June 11, 1997 vesting on March 31, 1998 with 12,500 options immediately exercisable and 12,500 options exercisable on October 1, 1998. 500,000 options granted on September 19, 1997, one-third vesting and exercisable on September 19, 1998, one-third on September 19, 1999, and one-third on September 19, 2000.

(7) In fiscal 1997, Mr. O'Shea was granted 18,750 options vesting immediately and exercisable on April 3, 1998. These options replaced 25,000 options granted in fiscal 1997 and were repriced in fiscal 1998 with a 25% forfeiture of options.

(8) Mr. Temple was appointed Vice President and Chief Financial Officer on April 20, 1998 and receives an annual salary of $110,000.

(9) In connection with his employment, Mr. Temple was granted 150,000 options with one-quarter vesting on each anniversary of his employment with the Company, with one-quarter exercisable April 20, 1999, one-quarter exercisable April 20, 2000, one-quarter exercisable on April 20, 2001 and one-quarter exercisable on April 20, 2002. In fiscal 1999, Mr. Temple was granted 20,886 option shares on July 6, 1998, vesting and exercisable on June 29, 1999.

(10) Mr. Redmond received an increase in annual salary to $110,000, effective January 4, 1999.

(11) Mr. Redmond received a $15,000 commission in conjunction with results achieved through his business development efforts.

(12) Mr. Redmond receives an automobile allowance of $500 per month.

(13) In fiscal 1999, Mr. Redmond was granted 13,924 option shares on July 6, 1998, vesting and exercisable on June 29, 1999.

(14) In fiscal 1998, Mr. Redmond was granted 62,500 options: 25,000 granted on April 3, 1997 and vesting immediately and exercisable October 3,1997. 12,500 options granted on June 11, 1997 vesting on March 31, 1998 with 6,250 options immediately exercisable and 6,250 options exercisable on October 1, 1998. 25,000 options granted on September 19, 1997, one-third vesting and exercisable on September 19, 1998, one-third on September 19, 1999, and one-third on September 19, 2000.

(15) In connection with his employment, Mr. Redmond was granted 75,000 options with one-third vesting on each anniversary of his employment with the Company, with two-thirds exercisable April 3, 1998 and one-third exercisable February 8, 1999. These options replaced 100,000 options granted in fiscal 1997 and were repriced in fiscal 1998 with a 25% forfeiture of options.

(16) Dr. Stout received an increase in annual salary to $100,000, effective April 1, 1998.

(17) In fiscal 1999, Dr. Stout was granted 13,924 option shares on July 6, 1998, vesting and exercisable on June 29, 1999.

(18) In fiscal 1998, Dr. Stout was granted 32,500 options: 15,000 granted on April 3, 1997 and vesting immediately and exercisable October 3,1997. 7,500 options granted on June 11, 1997 vesting on March 31, 1998 with 3,750 options immediately exercisable and 3,750 options exercisable on October 1, 1998. 10,000 options granted on September 19, 1997, one-third vesting and exercisable on September 19, 1998, one-third on September 19, 1999, and one-third on September 19, 2000.

(19) In fiscal 1997, Dr. Stout was granted 5,625 options vesting immediately and exercisable on April 3, 1998. These options replaced 7,500 options granted in fiscal 1997 and were repriced in fiscal 1998 with a 25% forfeiture of options.

GRANT OF STOCK OPTIONS. Shown below is information on grants of stock options pursuant to the Company's 1992 Stock Incentive Plan during the fiscal year ended March 31, 1999 to the named executive officers. No stock appreciation rights were granted during fiscal 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                 INDIVIDUAL GRANTS
                -------------------------------------------------

                                                                        Potential Realizable
                              Percentage of                              Values at Assumed
                              Total Options                             Annual Rates of Stock
                               Granted to     Exercise or                Price Appreciation
                    Options    Employees      Base Price   Expiration    for Option Term (3)
Name                Granted   in Fiscal 1999  (per share)    Date         5%         10%
---------------      -------   --------------  -----------  ----------    --------   --------

James O'Shea         34,810(1)        7%          $1.78      03/31/06     $ 25,225   $ 58,784

Michael A. Temple   150,000(2)       32            1.75      04/19/05      106,864    249,038
                     20,886(1)        4            1.78      03/31/06       15,135     35,271

J. Michael Redmond   13,924(1)        3            1.78      03/31/06       10,090     23,514

Richard R. Stout, MD 13,924(1)        3            1.78      03/31/06       10,090     23,514

---------------------

(1) These options vested and became exercisable on June 29, 1999. The fair market value of the Company's common stock on the date of grant was $1.78.

(2) Of this total, 37,500 became vested and exercisable on April 20, 1999, 37,500 become vested and exercisable on April 20, 2000, 37,500 become vested and exercisable on April 20, 2001 and the remaining balance of 37,500 become vested and exercisable on April 20, 2002. The fair market value of the Company's common stock on the date of grant was $1.75.

(3) Potential realizable value is based on the assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the applicable option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance. The actual value, if any, which may be realized by any officer will vary based on exercise date and the market price of the related common stock when sold.


OPTION EXERCISES AND FISCAL YEAR END VALUES. Shown below is information with respect to exercised options and unexercised options to purchase the company's common stock granted in fiscal 1999 and prior years to the named executive officers and held by them at March 31, 1999. None of the named executive officers exercised any stock options during fiscal 1999. No stock appreciation rights were outstanding or exercised during fiscal 1999.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                       Number of Unexercised            Value of Unexercised
                       Options held at                  In-the-Money Options
                       March 31, 1999                   March 31, 1999(1)
                    ----------------------------    --------------------------

Name                Exercisable    Unexercisable    Exercisable   Unexercisable
-------------       -----------    -------------    ------------  -------------
James C. O'Shea      635,416            368,144     $      --     $        --

Michael A. Temple     37,500            133,386            --              --

J. Michael Redmond   120,833             30,591            --              --

Richard R. Stout, MD  87,708             20,591            --              --
---------------

(1) Based on the difference between the exercise price and the average of the bid and ask price on NASDAQ of the Company's common stock on that date ($0.625). The actual value, if any, which may be realized by any officer will vary based on exercise date and the market price of the related common stock when sold.

REPORT ON REPRICING OF OPTIONS/SAR'S. Shown below is information with respect to the Company's ten-year history on the repricing of stock options and stock appreciation rights (SAR's) held by executive officers.


                         Ten-Year Option/SAR Repricings
                                                                                        Length of
                                                 Market Price   Exercise                Original
                                   Number of      of Stock       Price                 Option Term
                                 Options/SAR's   at Time of    at Time of       New       Date of
                                  Repriced or   Repricing or  Repricing or    Exercise  Repricing or
Name                    Date        Amended       Amendment     Amendment      Price     Amendment
-------------------    --------   -------------   ------------  ------------  -------- ------------
James C. O'Shea       04/03/97(a)  112,500(1)      $ .6875        $2.69         $ .75     5 years

                                                                                        Length of
                                                 Market Price   Exercise                Original
                                   Number of      of Stock       Price                 Option Term
                                 Options/SAR's   at Time of    at Time of       New       Date of
                                  Repriced or   Repricing or  Repricing or    Exercise  Repricing or
Name                    Date        Amended       Amendment     Amendment      Price     Amendment
-------------------    --------   -------------   ------------  ------------  -------- ------------

President and         04/03/97(a)  112,500(1)        .6875         3.50           .75     5 years
Chief Operating       04/03/97(a)  150,000(1)        .6875         4.50           .75     5 years
Officer               04/03/97(a)   18,750(1)        .6875         1.313          .75     6 years

Peggy J. Miller       04/03/97(a)   50,625(2)        .6875         1.25           .75     4 years
Former Vice President 04/03/97(a)    2,813(2)        .6875         1.25           .75     3.5 years
and Chief Financial   04/03/97(a)   42,188(2)        .6875         1.25           .75     5 years
Officer               04/03/97(a)    9,375(2)        .6875         1.313          .75     6 years
                      01/26/96(a)   67,500(2)       1.25           4.00          1.25     5 years
                      01/26/96(a)    3,750(2)       1.25           4.00          1.25     4.5 years
                      01/26/96(a)   56,250(2)       1.25           4.00          1.25     6 years

Michael Redmond       04/03/97(a)   75,000(3)        .6875         1.00           .75     6 years
Vice President of
Business Development

Richard R. Stout, MD  04/03/97(a)    5,625(4)        .6875         1.313          .75     6 years
Vice President of     04/03/97(a)   56,250(4)        .6875         1.25           .75     4 years
Clinical Affairs      01/26/96(a)   75,000(4)       1.25           3.75          1.25     6 years

----------------

(1) Replaces 150,000, 150,000, 200,000 and 25,000 options, respectively.

(2) Replaces 67,500,  3,750, 56,250,  12,500,  90,000, 5,000 and 75,000 options, respectively.

(3) Replaces 100,000 options.

(4) Replaces 7,500, 75,000 and 100,000 options, respectively.

(a) These options were repriced based on the Compensation and Stock Option Committees' belief that the difference between the current fair market value of the Company's common stock and the option exercise prices before repricing did not meaningfully align employees' and shareholders' interests and, therefore, did not serve the long-term interests of the Company. In order to be eligible for this repricing, the named executive officers were required to forfeit 25% of option shares previously granted.

     The foregoing report has been furnished by the Compensation and Stock Option Committees consisting of Ms. Fey and Messrs. Herfindal, Plestina, Ruedy and Sember.


EMPLOYMENT CONTRACTS. The Company entered into an employment agreement with Mr. O'Shea to serve as Chairman and Chief Executive Officer. His salary, at March 31, 1999, was $220,000 per annum, is subject to annual adjustment by the Board of Directors. In addition to his base salary, Mr. O'Shea was granted a total of 500,000 incentive stock options at prices ranging from $2.69 to $4.50 per share which vest variously over a three year period. These options were replaced in April 1997 by 375,000 options at an exercise price of $0.75 per share. He will receive 100,000 shares of common stock when the Company first achieves two consecutive quarters of positive earnings per share. He received relocation expense reimbursements grossed-up for withholding taxes and will receive annual payment of certain disability and life insurance policy premiums. His agreement continues until terminated. In the event he is terminated, he will receive his base salary for up to two years. If he becomes disabled, he will continue at 75% of his then current salary for not less than six months and at 50% of such salary for the successive six months. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, he is permitted to participate in any net profit sharing, deferred compensation or other programs. In addition, he is prohibited from competing with the Company for three years following termination of the agreement.

The Company has entered into an employment agreement with Mr. Temple to serve as Vice President and Chief Financial Officer. His salary, currently $110,000 per annum, is subject to annual adjustment by the Board of Directors. In addition to his base salary, Mr. Temple was granted a total of 150,000 incentive stock options at $1.75 per share which vest over a four year period. He will also receive 15,000 shares of common stock when the Company first achieves two consecutive quarters of positive earnings per share. His agreement continues until terminated. In the event he is terminated, he will receive his base salary for up to four months. In the event he is disabled, he will continue at 75% of his then current salary for not less than six months and then at 50% of such salary through the end of the current term. In the event of his death, his salary will continue for 120 days following the end of the month of his death. Under the agreement, he is permitted to participate in any net profit sharing, deferred compensation or other programs. In addition, he is prohibited from competing with the Company for two years following termination of the agreement.

The Company entered into an employment agreement with Mr. Redmond to serve as Vice President of Sales and Marketing. In February 1998, he was appointed Vice President of Business Development. His salary, currently $110,000 per annum, plus $500 per month car allowance, is subject to annual adjustment by the Board of Directors. In addition to his base salary, Mr. Redmond was granted a total of 100,000 incentive stock options at $1.00 per share which vest over a three year period. These options were replaced April 1997 by 75,000 options at an exercise price of $0.75 per share. His agreement continues until terminated. In the event he is terminated, he will receive his base salary for up to four months. In the event he is disabled, he will continue at 75% of his then current salary for not less than six months and then at 50% of such salary through the end of the current term. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, he is permitted to participate in any net profit sharing, deferred compensation or other programs. In addition, he is prohibited from competing with the Company for three years following termination of the agreement.

The Company does not have an employment agreement with Dr. Stout.


SEC FILINGS. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and 10 percent shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and 10 percent shareholders are required by Commission regulations to furnish the Company with all Section 16(a) reports they file.

     Based solely on the Company's review of the copies of such reports the Company received and written representations from the Company's officers and directors, the Company believes that all required reports were timely filed in fiscal 1999.


REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION

     The Company has maintained a philosophy of seeking to attract and retain a key group of experienced executives capable of successfully managing product development, manufacturing, marketing and sales, while providing strong financial management. Mindful of conserving cash resources, the Company has provided a combination of annual cash compensation and stock option grants which emphasizes lower cash compensation in exchange for potential long-term gains through stock option appreciation. The Company believes such a strategy is in the best interests of the shareholders and provides proper incentives to increase long-term shareholder value. The Company's Compensation Committee is responsible for reviewing cash compensation paid to the Company's executive officers and makes recommendations to the Stock Option Committee for stock option and common stock grants. The Stock Option Committee is responsible for administering all stock option and common stock grants including awards to the Company's executive officers.

     Overall, the Company's executive compensation is composed of the following key elements:

     Base Salary. This is an amount of annual cash compensation which the Company believes is necessary to attract and retain qualified executives and is administered on behalf of the Board of Directors by the Chief Executive Officer for all executive officers other than the C.E.O. As can be determined from the Summary Compensation Table preceding, under this policy, the Company's four executive officers have cash compensation exceeding $100,000 per year. In fiscal 1999, the Company's Chief Executive Officer, Mr. O'Shea, was paid an annual salary of $220,000. As part of Mr. O'Shea's compensation package, the Board agreed to pay premiums on certain life and disability policies owned by Mr. O'Shea. Payment of these premiums is similar to supplemental policy premiums paid by the Company on behalf of its former chief executive officer.

     Annual Incentives. As circumstances are appropriate, the Company has annual incentive programs for individual executives or for the executive officer group as a whole. These programs have specific performance criteria and awards determined based on Company business goals for the period. In fiscal 1999, the Company had an incentive program under the 1992 Stock Incentive Plan with respect to certain executive officers whereby up to a specified number of stock options would be automatically granted based on attainment of certain sales and operating performance targets. No options were granted relative to achieving sales targets. Seventy per cent of targeted awards were granted with respect to the Company achieving targeted operating results.

Long-Term Incentives. At present the Company's primary long-term incentive program is the 1992 Stock Incentive Plan which is available to all employees, executive officers and non-employee consultants of the Company. The Board of Directors' Stock Option Committee grants all options pursuant to this plan. Generally, executive officers upon joining the Company are granted options vesting over a three to four year period at current fair market value in amounts which, in the Stock Option Committee's opinion, are consistent with their positions and responsibilities with the Company. In addition, based on individual annual performance and contribution to the long-term goals of the Company, executive officers and other company employees may receive additional stock option grants. The amount and terms of such options are discretionary and are determined by the Stock Option Committee taking into account Company and individual performance. These options vest over varying periods and are intended to focus all employees on achieving the long-term goals of the Company and to directly reward them for corresponding increases in shareholder value.

     The Company also has a 401(k) Retirement Benefit Plan for its employees including its executive officers which provides for voluntary employer matches of employee contributions up to 6% of salary and for discretionary profit sharing contributions to all employees. In fiscal 1999, Mr. O'Shea received $3,875 (or 4,864 shares) of Company common stock under the matching provisions of the 401(k) Plan. Mr. Temple received $1,820 (or 3,412 shares) of Company common stock and Mr. Redmond received $2,819 (or 3,273 shares) of Company common stock.

     Due to the availability of operating loss carryforwards, the Compensation and Stock Option Committees determined Mr. O'Shea's compensation package without regard to the limitations of deductibility imposed by Internal Revenue Code
Section 162(m).

     The Company is engaged in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. The Board of Directors believes that the above described compensation structure will help the Company to achieve these objectives.

     The foregoing report has been furnished by the following directors: for the Compensation Committee, John Ruedy, Grace K. Fey, and Eric T. Herfindal, and for the Stock Option Committee, Grace K. Fey, Richard J. Plestina and M. Sember.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     Executive compensation is administered by two committees of the Board: the Compensation Committee and the Stock Option Committee. Jim O'Shea, the Company's Chairman, President, Chief Executive Officer and a Director, participated in deliberations concerning executive officer compensation, but abstained from deliberations concerning his own compensation.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 30, 1998, Peggy Miller announced her resignation as the Company's Vice President and Chief Financial Officer. In consideration for Ms. Miller's service to the Company, the Company extended the expiration date of 130,000 vested stock options held by Ms. Miller from April 30, 1999 to April 30, 2000. In consideration of Ms. Miller's assistance in the transition of responsibilities to a new chief financial officer, the Company exchanged 25,000 unvested stock options held by Ms. Miller for 25,000 identically priced stock options which were vested and exercisable. At March 31, 1999, Ms. Miller held 16,250 vested and exercisable stock options.


STOCK PERFORMANCE CHART

     The following chart compares the yearly stock market (U.S.) percentage change in the cumulative total stockholder return on the Company's common stock during the five fiscal years ended March 31, 1999 with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the Hambrecht and Quist Healthcare Index (exclusive of biotechnology companies). The comparison assumes $100 was invested on March 31, 1994, in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           AMONG BIOJECT MEDICAL TECHNOLOGIES INC., NASDAQ STOCK INDEX
        AND HAMBRECHT AND QUIST HEALTH CARE FUND EXCLUDING BIOTECH INDEX

                       BIOJECT MEDICAL TECHNOLOGIES, INC.
                     H&Q HEALTHCARE EXCLUDING BIOTECH INDEX
                         NASDAQ STOCK MARKET-U.S. INDEX
             [THE FOLLOWING DATA REPRESENTS PICTORIAL INFORMATION]

                                                                        H&Q
                     Bioject Medical           Nasdaq Stock           Healthcare
        DATES       Technologies, Inc.         Market-U.S.            Excluding
        -----       ------------------         -----------            ---------
        Mar-94           100.00                 100.00                 100.00
        Apr-94            77.42                  98.70                  97.67
        May-94            70.97                  98.94                 100.94
        Jun-94            59.66                  95.32                  96.84
        Jul-94            93.55                  97.28                 100.58
        Aug-94            96.77                 103.48                 114.52
        Sep-94           101.60                 103.22                 115.72
        Oct-94            79.02                 105.25                 112.71
        Nov-94            90.32                 101.76                 112.37
        Dec-94            77.42                 102.04                 115.14
        Jan-95            58.06                 102.62                 122.49
        Feb-95            59.66                 108.05                 125.32
        Mar-95            51.61                 111.25                 134.50
        Apr-95            51.61                 114.76                 132.79
        May-95            45.16                 117.72                 133.43
        Jun-95            38.71                 127.26                 138.17
        Jul-95            35.48                 136.62                 149.99
        Aug-95            54.84                 139.39                 159.13
        Sep-95            73.39                 142.59                 172.84
        Oct-95            54.84                 141.77                 175.87
        Nov-95            51.61                 145.10                 179.82
        Dec-95            48.39                 144.33                 191.72
        Jan-96            47.59                 145.04                 205.07
        Feb-96            41.94                 150.57                 205.07
        Mar-96            33.86                 151.06                 205.09
        Apr-96            33.86                 163.59                 201.15
        May-96            33.86                 171.10                 201.26
        Jun-96            36.28                 163.39                 192.76
        Jul-96            33.06                 148.82                 176.56
        Aug-96            28.23                 157.16                 188.08
        Sep-96            25.81                 169.18                 211.54
        Oct-96            17.73                 167.31                 200.53
        Nov-96            22.58                 177.65                 206.72
        Dec-96            17.73                 177.49                 212.85
        Jan-97            19.35                 190.11                 224.46
        Feb-97            20.15                 179.56                 220.77
        Mar-97            20.15                 167.83                 202.18
        Apr-97            13.70                 173.08                 206.66
        May-97            23.38                 192.69                 227.12
        Jun-97            17.73                 198.60                 242.04
        Jul-97            19.35                 219.54                 255.37
        Aug-97            17.73                 219.21                 242.58
        Sep-97            25.81                 232.14                 253.69
        Oct-97            36.28                 220.08                 241.16
        Nov-97            39.51                 221.20                 245.66
        Dec-97            33.06                 217.41                 253.66
        Jan-98            31.46                 224.32                 254.16
        Feb-98            33.86                 245.41                 277.66


                                                                        H&Q
                     Bioject Medical           Nasdaq Stock           Healthcare
        DATES       Technologies, Inc.         Market-U.S.            Excluding
        -----       ------------------         -----------            ---------
        Mar-98            38.71                 254.43                 288.43
        Apr-98            50.81                 258.63                 297.52
        May-98            43.55                 244.25                 285.75
        Jun-98            46.77                 261.37                 293.87
        Jul-98            44.35                 258.25                 288.45
        Aug-98            25.81                 207.27                 239.85
        Sep-98            40.32                 236.10                 259.41
        Oct-98            40.32                 246.29                 273.22
        Nov-98            32.26                 271.22                 289.90
        Dec-98            34.68                 306.36                 308.21
        Jan-99            33.87                 351.00                 294.83
        Feb-99            17.74                 319.37                 286.43
        Mar-99            16.13                 342.44                 293.65


PROPOSAL #2: AMENDMENT TO THE ARTICLES OF INCORPORATION TO AMEND THE CONVERSION TERMS OF THE COMPANY'S SERIES A PREFERRED STOCK

The Board of Directors unanimously proposes and recommends the approval of an amendment to the Company's Articles of Incorporation which would amend two provisions of the Company's current Articles of Incorporation relating to the conversion terms of the Company's Series A Preferred Stock. If the shareholders approve the proposed amendment, the conversion price of the Company's Series A Preferred Stock will be fixed at $1.50, thereby eliminating the possibility that the Series A Preferred Stock might be converted into shares of the Company's common stock at a price less than $1.50.

This proposal comes about as a result of a June, 1999 transaction in which Marathon Medical Technologies Inc. ("Marathon") sold its license to certain blood glucose monitoring technology to an unrelated third party. The sale was facilitated by Elan Corporation plc. ("Elan"), which at the time of the sale owned a 19.9% interest in Marathon. In conjunction with the sale, certain changes in the provisions of Elan's Preferred Stock ownership in the Company were negotiated. One of the negotiated changes involves fixing the price at which Elan may convert its Series A Preferred Stock into shares of the Company's common stock. In order to put into effect this change in the conversion terms of the Company's Series A Preferred Stock, the Company's shareholders as well as the holder of the Series A Preferred Stock, must approve this amendment to the Company's Articles of Incorporation.

Under the current terms of the Series A Preferred Stock, Elan is required to convert its Series A Preferred Stock into the Company's common stock on October 15, 2004 according to a formula. The formula provides that the total price at which the Series A Preferred Stock was originally issued, plus the amount of dividends that have accrued on that stock up to the time of conversion, will be divided by the lesser of i) 80% of the average closing price of the Company's stock for the ten trading days prior to conversion or ii) if such average trading price is greater than $1.80, by $1.50. This means that in no event will the Series A Preferred Stock be converted into shares of the Company's common stock at a conversion price greater than $1.50. However, if the Company's average trading price prior to conversion is less than $1.80, the Series A Preferred Stock would be converted into common stock of the Company at a price less than $1.50. The change in the terms of the Series A Preferred Stock that was negotiated in conjunction with the sale of the blood glucose monitoring technology would fix the conversion price of the Series A Preferred Stock at $1.50, thereby avoiding the potential of the Series A Preferred Stock being converted at a price less than $1.50. (See
Article  IV,   Section   2.6(a)  of  the  Amended  and   Restated   Articles  of
Incorporation)

The amendment also gives the Company the right but not the obligation in certain circumstances to redeem the accrued but unpaid dividends on the Series A Preferred Stock in cash in lieu of having the amount of such dividends converted into shares of the Company's common stock.

A copy of the Company's Amended and Restated Articles of Incorporation including the proposed amendment to Article IV, Section 2.6(a) and conforming changes to
Section 2.6(e) is attached and the foregoing summary is qualified by reference to the proposed Articles. If the proposal is not approved, the Company will file Restated Articles of Incorporation without the language from the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDER VOTE "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO AMEND THE CONVERSION TERMS OF THE COMPANY'S SERIES A PREFERRED STOCK.


PROPOSAL #3: TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
TO EFFECT A ONE-FOR-FIVE REVERSE COMMON STOCK SPLIT

On July 9, 1999, the last sale price of the Company's common stock as reported on the NASDAQ National Market System was ($0.50) per share. The Board of Directors believes that the recent per share price of the Common Stock has affected the marketability of the existing shares, increased the amount and percentage of transaction costs paid by individual stockholders, and affected the potential ability of the Company to raise capital by issuing additional shares. The Company believes there are several reasons for these effects, as summarized below.

As a means of improving marketability of the Common Stock, reducing stockholders' transaction costs, increasing the number of shares available for future issuances, and other considerations, on July 15, 1999, the Board of Directors approved, subject to the shareholder approval solicited hereby, a proposal to amend the Articles of Incorporation to effect a reverse stock split by exchanging five outstanding shares of the Company's common stock for one new share of the Company's common stock (the "Reverse Stock Split").

If the Reverse Stock Split is approved by the shareholders of the Company at the Meeting, the Reverse Stock Split will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and the shareholders, based on factors, including the marketability and liquidity of the Common Stock, prevailing market conditions, the likely effect on the market price of the Common Stock, and other relevant factors. If approved by the shareholders of the Company, the Reverse Stock Split would become effective on any date selected by the Board of Directors on or prior to the Company's next Annual Meeting of Shareholders. If the Reverse Stock Split is not effected by such date, the Board of Directors must again seek shareholder approval in order to effect it.

Although the Company's Board of Directors believes as of the date of this Proxy Statement that the one-for-five Reverse Stock Split is advisable, the Reverse Stock Split may be abandoned by the Board of Directors at any time before, during, or after the Meeting. In addition, depending upon prevailing market conditions, the Board of Directors may deem it advisable to implement the Reverse Stock Split and concurrently declare a stock-for-stock dividend in a ratio to be determined at that time. A stock-for-stock dividend does not require shareholder approval. Depending upon the amount of any such stock-for-stock dividend, this would partially offset the decrease in the number of issued shares resulting from the one-for-five Reverse Stock Split, potentially to the extent that the result will be the same as if a one-for-three, one-for-two, or other reverse stock split ratio had been approved by the Company's shareholders. The net effect of implementation of the Reverse Stock Split and any subsequent dividend declarations described herein will not result in more than five shares being surrendered for each share of New Common Stock.

REASONS FOR THE REVERSE STOCK SPLIT PROPOSAL. The rules of the NASDAQ National Market System require that shares traded on the system must maintain, in addition to certain tangible asset and other requirements, a share trading price in excess of $1.00 per share. During the preceding five months, the Company's trading price as determined by the last trade at the close of each trading day did not exceed the required share price. The consequences of the failure to meet the minimum stock price requirements may be the delisting of the Company's Common Stock from NASDAQ. In such event, trading, if any, in the Common Stock may then continue to be conducted in the non-NASDAQ over-the-counter market. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's Common Stock. In addition, if the Common Stock was delisted from trading on NASDAQ and the trading price of the Common Stock was less than $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in penny stocks, which could reduce the liquidity of the shares of Common Stock and thereby have a material adverse effect on the trading market for the securities.

The Board of Directors believes that the relatively low per share market price of the Common Stock may impair the acceptability of the Common Stock to certain institutional investors and other members of the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community. However, in practice this is not necessarily the case, as certain investors view low-priced stock as unattractive or, as a matter of policy, will not extend margin credit on stock trading at low prices, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. Many brokerage houses are reluctant to recommend lower-priced stock to their clients or to hold it in their own portfolios. Further, a variety of brokerage house policies and practices discourage individual brokers within those firms from dealing in low-priced stock because of the time-consuming procedures that make the handling of low-priced stock unattractive to brokerage houses from an economic standpoint.

Also, since the broker's commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups, or markdowns) which are a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Common Stock at its current relatively low per share market price. If implemented, the Reverse Stock Split may result in some stockholders owning "odd-lots" of less than 100 shares of New Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

The Board of Directors believes that the decrease in the number of shares outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level of the New Common Stock compared to the Common Stock will encourage greater interest in the New Common Stock compared to the Common Stock by the financial community and the investment public and possibly promote greater liquidity for the Company's stockholders.

However, it is possible that such liquidity could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Also, although any increase in the market price of the New Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Stock Split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokerage houses and investors referred to above and to diminish the adverse impact of correspondingly higher trading commissions on the market for the shares.

There can be no assurance, however, that the foregoing effects will occur or that the market price of the New Common Stock immediately after implementation of the proposed Reverse Stock Split will be maintained for any period of time, that such market price will approximate five times (or some other multiple of) the market price of the Common Stock before the proposed Reverse Stock Split, or that such market price of the New Common Stock will exceed or remain in excess of the current market price of the Common Stock.

Another reason for the Reverse Stock Split is to increase the number of shares available for future issuances. The Company is authorized to issue 100 million shares of Common Stock. As of July 15,1999, 29,011,236 shares of Common Stock were outstanding, as well as options, warrants and convertible preferred stock to acquire an additional 21,932,262 shares of Common Stock. The Reverse Stock Split, by decreasing the number of outstanding shares of Common Stock and the number of shares of Common Stock the holders of outstanding options, warrants and convertible preferred stock are entitled to acquire, but not changing the number of authorized shares, has the effect of increasing the number of shares available for future issuances from approximately 49,056,502 shares to approximately 89,811,299 shares, assuming a full one-for-five reverse split.

If the Reverse Stock Split is approved, the total number of shares of Common Stock held by each stockholder would be converted automatically into a right to receive a number of shares and fractions thereof of New Common Stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Stock Split divided by five. No fractional shares or scrip would be issued and, in lieu thereof, each stockholder who would otherwise have been entitled to a fraction of a share of New Common Stock would receive a whole share of New Common Stock.

Approval of the Reverse Stock Split would not affect any stockholder's percentage ownership interest in the Company or proportional voting power except for minor differences resulting from fractional shares. The Reverse Stock Split should not reduce the number of shareholders of the Company. The shares of New Common Stock which will be issued upon approval of the Reverse Stock Split will be fully paid and nonassessable. The voting rights and other privileges of the holders of Common Stock will not be affected substantially by adoption of the Reverse Stock Split or subsequent implementation thereof. If for any reason the Board of Directors deems it advisable to do so, the Reverse Stock Split may be abandoned by the Board of Directors at any time before, during, or after the
Meeting and prior to filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Oregon, pursuant to
Section 60.447 of the Oregon Revised Statutes, without further action by the shareholders of the Company. In addition, the effect of the Reverse Stock Split may be partially offset if the Board of Directors elects to declare a stock-for-stock dividend as described above.

EFFECTIVE TIME. If the Reverse Stock Split is approved by the Shareholders at the Meeting, and upon a determination by the Board of Directors that the Reverse Stock Split is in the best interest of the Company and its shareholders, the

Amended and Restated Articles of Incorporation, containing the provision effecting the Reverse Stock Split, would be filed with the Secretary of State of the State of Oregon on any date selected by the Board of Directors on or prior to the Company's next Annual Meeting of Shareholders, providing that the Reverse Stock Split would become effective as of 5:00 p.m. Pacific Time on the date of such filing (the "Effective Time"). Without any further action on the part of the Company or the shareholders, the shares of Common Stock held by shareholders of record as of the Effective Time will be converted at the Effective Time into the right to receive a number of shares and fraction thereof of New Common Stock equal to the number of their shares of Common Stock divided by five, with an additional whole share of New Common Stock in lieu of any fractional share.

EXCHANGE OF STOCK CERTIFICATES. As soon as practicable after the Effective Time, the Company will send a letter of transmittal to each shareholder of record at the Effective Time for use in transmitting certificates representing shares of Common Stock ("old certificates") to the Company's transfer agent, American Stock Transfer and Trust Company (the "Exchange Agent"). The letter of transmittal will contain instructions for the surrender of old certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock and an additional share in lieu of any fractional share. No new certificates will be issued to a shareholder until such shareholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all old certificates, shareholders will receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock represented by the old certificates have been converted as a result of the Reverse Stock Split rounded up to the next whole share in lieu of any fractional share. Until surrendered, outstanding old certificates held by shareholders will be deemed for all purposes to represent the number of whole shares of New Common Stock to which such shareholders are entitled as a result of the Reverse Stock Split. Shareholders should not send their old certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as is practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer.

No service charges will be payable by shareholders in connection with the exchange of certificates, all expenses of which will be borne by the Company.

EFFECT OF THE REVERSE STOCK SPLIT. If the Reverse Stock Split is approved at the Meeting and the Company's Board of Directors subsequently determines that it is advisable to proceed with the Reverse Stock Split, the result (without giving effect to the stock dividend, if any, referred to above) would be that each Company shareholder will receive one share of New Common Stock for each five shares of Common Stock held at the Effective Time, and, if such shareholder would otherwise be entitled to receive a fractional share of New Common Stock, an additional share of New Common Stock in lieu of the issuance of such fractional share.

If the Reverse Stock Split is implemented, no stock-for-stock dividend is declared, and no shares, options, or warrants are issued between July 15, 1999 and the Effective Time, at the Effective Time approximately 5,802,248 shares of New Common Stock will be outstanding, approximately 4,386,453 shares will be reserved for issuance upon exercise of outstanding options, warrants and conversion of convertible preferred stock, and approximately 89,811,299 shares will be available for future issuances.

Dissenting shareholders have no appraisal rights under Oregon law or under the Company's Articles of Incorporation or Bylaws in connection with the Reverse Stock Split.

ANTI-TAKEOVER EFFECT. Furthermore, because the Reverse Stock Split will reduce only the number of outstanding shares of Common Stock and not the number of shares authorized for issuance, the reverse stock split will result in an increase in the available number of shares of Common Stock authorized for issuance by the Board of Directors from approximately 49,056,502 shares to approximately 89,811,299 shares. Any such issuances would not require shareholder approval unless, pursuant to the shareholder approval requirements established by The Nasdaq Stock Market, such issuances would result in a change of control or the issuance of more than 20% of the outstanding Common Stock.

This increase in shares available for issuance could, in certain instances, render more difficult or discourage an unwanted merger, tender offer or proxy contest and thus potentially could have an "anti-takeover" effect, especially if stock were issued in response to a potential takeover. Further, even if the Reverse Stock Split is not immediately effected, the Board of Directors' ability to effect the reverse split at any time prior to the next Annual Meeting of Shareholders could also have an "anti-takeover" effect. The Company knows of no potential takeover efforts and the Board of Directors does not currently have any plans to issue additional shares of Common Stock (other than pursuant to the exercise of options and warrants) and does not currently anticipate taking any actions in the future having an anti-takeover effect.

Other than the potential anti-takeover effect of the reverse stock split, the Company's only other anti-takeover devise is a classified board of directors where the Board is divided into three classes and each class serves for a term of three years. Each year, approximately one-third of the Company's directors are up for election.

FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the material anticipated Federal income tax consequences of the Reverse Stock Split to shareholders of the Company. This summary is based on the Federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations, and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible Federal income tax consequences of the Reverse Stock Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies, and foreign taxpayers). The summary does not address any consequence of the Reverse Stock Split under any state, local, or foreign tax laws.

No ruling from the Internal Revenue Service ("Service") or opinion of counsel will be obtained regarding the Federal income tax consequences to the shareholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

The Company believes that the Reverse Stock Split should qualify as a Reorganization (as defined below) with respect to the Company and its shareholders. If the Reverse Stock Split qualifies as a recapitalization under
Section 368(a) (1) (E) of the Internal Revenue Code of 1986, as amended, (a "Reorganization") a shareholder of the Company who exchanges his or her Common Stock solely for New Common Stock should recognize no gain or loss for Federal income tax purposes. A shareholder's aggregate tax basis in his or her shares of New Common Stock received from the Company should be the same as his or her aggregate tax basis in the Common Stock exchanged therefor. The holding period of the New Common Stock received by such stockholder should include the period during which the Common Stock surrendered in exchange therefor was held, provided all such Common Stock was held as a capital asset at the Effective Time.

VOTE REQUIRED. In order to effect the Reverse Stock Split, the Articles of Incorporation must be amended, which requires, under Oregon law, the affirmative vote of holders of a majority of the outstanding shares of Common Stock.

A copy of the Company's Amended and Restated Articles of Incorporation including the proposed amendment adding Article IV, Section 1.1 is attached and the foregoing summary is qualified by reference to the proposed Articles. If the proposal is not approved, or if it is approved and the Board of Directors determine not to proceed with the reverse stock split, the Company will file Restated Articles of Incorporation without the language from the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO AMEND THE ARTICLES OF INCOPORATION TO EFFECT THE ONE-FOR-FIVE REVERSE STOCK SPLIT


OTHER MATTERS TO BE ACTED UPON

     It is not known whether any other matters will come before the Meeting other than as set out above and in the Notice of Meeting. However, if such should occur, the person named in the accompanying form of proxy intends to vote on the matters in accordance with his best judgment exercising discretionary authority with respect to amendments or variations or matters identified in the Notice of Meeting and other matters which may properly come before the Meeting or an adjournment thereof.


SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES FOR THE MEETING

     Article II of the Company's Bylaws provides that advance notice of nominations for the election of directors or proposals for an amendment to the Company's Bylaws must be received by the Company thirty (30) days prior to the date of the shareholder meeting at which the shareholder wishes to present such nomination or proposal or, if less than 40 days' notice of the date of the meeting is given to shareholders, by the close of business on the 10th day following the date on which notice of the meeting was mailed to shareholders.

     Each notice of a nomination or proposal of a Bylaw amendment must contain, among other things, (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or proposal; (iii) certain biographical information concerning each person to be nominated for election as a director, the number of shares of common stock beneficially owned by such nominee, and the consent of such person to serve as a director if so elected; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) the provisions of any proposed Bylaw amendment and any financial interest of the shareholder in the proposal; and (vi) such other information regarding each nominee or proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.


ANNUAL REPORT

     The Company's Annual Report to Shareholders for the fiscal year ended March 31, 1999 and the Company's Form 10-K for the fiscal year ended March 31, 1999 (the "10-K"), accompanies this proxy statement. On written request, the Company will provide, without charge, a copy of its 10-K filed with the Securities and Exchange Commission (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of the Company's Common Stock on July 23, 1999, the record date for the 1999 Annual Meeting of Shareholders, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Secretary of the Company at the address of the Company set forth in the Notice of Annual Meeting of Shareholders immediately preceding this proxy statement.

 INCORPORATION BY REFERENCE

The following items are incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 29, 1999 (Commission file number: 0-15360):

     -    Financial  Statements  for the years  ended  March 31,  1999 and 1998;

     - Management's Discussion and Analysis of Financial Condition and Results of Operations;

     - Changes to and Disagreements with Accountants on Accounting and Financial Disclosure; and

     -    Quantitative and Qualitative Disclosures about Market Risk.

INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP, independent public accountants, examined the financial statements of the Company for fiscal 1999. No change in independent public accountants is contemplated for fiscal 2000. The Company expects representatives of Arthur Andersen LLP to be present at the 1999 annual meeting of shareholders and to be available to respond to appropriate questions from shareholders. The accountants will have the opportunity to make a statement at the meeting if they desire to do so.


PROPOSALS OF SHAREHOLDERS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

Proposals of shareholders to be presented at the Meeting to be held in September 2000 must be received at the Company's executive offices by April 14, 2000, in order to be included in the Company's proxy statement and form of proxy concerning that meeting.

In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of the proxies solicited by the Board of Directors in connection with the 2000 Annual Meeting of Shareholders may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Corporation does not have notice on or before June 28, 2000. This notice period does not apply to director nominations or amendments to the Bylaws which are governed by the Company's Bylaws and explained under the heading "Shareholder Proposal and Nomination Procedures for the Meeting."

     DATED at Portland, Oregon, this 12th day of August, 1999.

               BY ORDER OF THE BOARD

               /S/ MICHAEL A. TEMPLE
               -----------------------
               Michael A. Temple
               Vice President, Chief Financial
               Officer and Secretary

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        BIOJECT MEDICAL TECHNOLOGIES INC.


                                    ARTICLE I

                                      Name
                                      ----

         The name of the corporation (the "Corporation") shall be Bioject Medical Technologies Inc.
                                   ARTICLE II

                                    Duration
                                    --------

         The Corporation's duration shall be perpetual.

                                   ARTICLE III

                                    Purposes
                                    --------

         The purposes for which the Corporation is organized are:

         Section 1. In general, to carry on any lawful business whatsoever which is calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its properties.

         Section 2. To engage in and carry on any lawful business or trade and exercise all powers granted to a corporation formed under the Oregon Business Corporation Act, including any amendments thereto or successor statute that may hereinafter be enacted.

                                   ARTICLE IV

                            Authorized Capital Stock
                            ------------------------

          Section 1. Classes. After giving effect to the reverse stock split set forth in Section 1.1, the Corporation shall be authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) ; the authorized number of shares of Common Stock shall be One Hundred Million (100,000,000), without par value; the authorized number of shares of Preferred Stock shall be Ten Million (10,000,000), without par value.

         Section 1.1. Each five shares of issued and outstanding Common Stock of this Corporation are, on the effective date hereof, automatically reclassified into one share of

Common Stock of this Corporation, thereby giving effect to a one-for-five reverse stock split (the "Reverse Stock Split"). All outstanding rights and obligations (including option plans, stock options and the exercise price thereof, stock purchase warrants and the exercise prices thereof and the conversion terms of the Corporation's shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock) relating to this Corporation's Common Stock shall be mathematically adjusted to reflect the Reverse Stock Split so that the proportionate ratio of such rights and obligations to the reclassified shares will be equal to the proportionate ratio of such rights and obligations to the shares outstanding immediately prior to such reclassification. In lieu of the issuance of any fractional shares that would otherwise result from the Reverse Stock Split, the Corporation shall issue to any shareholder that would otherwise receive fractional shares one whole share, the additional shares hereby issued being taken from authorized but theretofore unissued shares of Common Stock.

         Section 2. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. The board of directors of the Corporation is hereby authorized to fix the designations and powers, preferences and relative participating, optional or other rights, if any, and qualifications, limitations or other restrictions thereof, including, without limitation, the dividend rate (and whether or not dividends are cumulative), conversion rights, if any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

  Designation of Rights and Preferences of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock

     Section 2.1. Definitions. The following terms shall have the respective meanings ascribed to them below.

     "Board" shall mean the Board of Directors of the Corporation.

     "Business Day" shall mean any day other than Saturday, Sunday or a day on which federally-chartered banks located in New York, New York or Portland, Oregon are permitted by law to be closed.

     "Closing Date" shall mean October 15, 1997.

     "Closing Price" at any date shall mean the last reported sale price of the Common Stock on the NASDAQ Stock Market or other principal market of the Common Stock on such date.

     "Common Stock" shall mean, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation (other than any Preferred Stock) hereafter authorized that is not limited to a fixed amount of percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

         "Conversion Stock" shall mean shares of the Corporation's Common Stock issuable upon the conversion of any shares of Preferred Stock.

         "Excluded Stock" shall mean (i) shares of Common Stock issued or reserved for issuance by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock, or upon conversion of shares of the Preferred Stock, (ii) up to 3,650,000 shares of Common Stock (or Rights (as defined below)) therefor issued to directors, officers or employees of the Corporation or its affiliates (or in the case of options, granted at an exercise price) at less than Fair Value under a duly-enacted stock option or compensation plan, or (iii) any shares of Common Stock issuable upon exercise of any warrants currently outstanding or warrants which the Corporation has committed, as of October 15, 1997, to issue in the future.

         "Fair Value" shall mean the fair market value of any securities or assets as reasonably and in good faith determined by the Board.

         "Junior  Securities"  shall  mean  any  of  the  Corporation's   equity
securities (whether or not currently authorized) that are junior in liquidation preference to the Preferred Stock.

         "Liquidation Value" of any share of Series A Preferred Stock or Series B Preferred Stock as of any particular date shall be equal to $15.00 per share. Liquidation Value of Series C Preferred Stock is the Series C Issuance Price.

          "Market Price" of any security shall mean the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the 10 trading days preceding the determination date. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ Stock Market or the over-the-counter market, the "Market Price" shall be the Fair Value thereof.

         "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, or, as the context requires, all such series of preferred stock of the Corporation.

         "Preferred Issuance Price" shall mean the purchase price per share for the Series A Preferred Stock, which is $15.00, and the purchase price per share for the Series B Preferred Stock, which is $15.00.

         "Series C Issuance Price" means the original price per share at which Series C Preferred Stock is issued.

         "Subsidiary" shall mean any Person of which the shares of outstanding capital stock or other equity interests, as the case may be, possessing the voting power under ordinary circumstances in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through subsidiaries.

         Section 2.2. Preferred Stock. (a) Series A Preferred Stock. 1,235,000 shares of the preferred stock, without par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). Such amount shall be adjusted by the Corporation in the event that any adjustments to the Series A Preferred Stock are required as set forth herein, including Section
2.7 hereof, and, in connection therewith, the Corporation shall promptly take all necessary or appropriate actions and make all necessary or appropriate filings in connection therewith.

     (b) Series B Preferred Stock. 200,000 shares of the preferred stock, without par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"). Such amount shall be adjusted by the Corporation in the event that any adjustments to the Series B Preferred Stock are required as set forth herein, including Section 2.7 hereof, and, in connection therewith, the Corporation shall promptly take all necessary or appropriate action and make all necessary or appropriate filings in connection therewith.

     (c) Series C Preferred Stock. 500,000 shares of the preferred stock, without par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"). Such amount shall be adjusted by the Corporation in the event that any adjustments to the Series C Preferred Stock are required as set forth herein, including Section 2.7 hereof, and, in connection therewith, the Corporation shall promptly take all necessary or appropriate action and make all necessary or appropriate filings in connection therewith.

     Section 2.3. Dividends. (a) General. (1) Series A Preferred Stock. Each outstanding share of Series A Preferred Stock shall accrue a dividend equal to 9% per annum of the Preferred Issuance Price of Series A Preferred Stock, compounded semi-annually beginning six months from the date of first issuance of Series A Preferred Stock; such dividend shall be paid by issuance of additional shares of Series A Preferred Stock, based upon a value equal to the Preferred Issuance Price.

     (2) Series B Preferred Stock. The holder of each share of Series B Preferred Stock shall be entitled to receive, pro rata among such holders and on a pari passu basis with the holders of the Series C Preferred Stock and the holders of Common Stock, as if the Series B Preferred Stock had been converted into Common Stock immediately prior to the record date in respect thereof, when and as declared by the Board out of funds legally available for the declaration and payment of dividends, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid in respect of the Common Stock. Except as set forth above, such holders shall not be entitled to receive any dividends.

     (3) Series C Preferred Stock. The holder of each share of Series C Preferred Stock shall be entitled to receive, pro rata among such holders and on a pari passu basis with the holders of the Series B Preferred Stock and the holders of Common Stock, as if the Series C Preferred Stock had been converted into Common Stock immediately prior to the record date in respect thereof, when and as declared by the Board out of funds legally available for the declaration and payment of dividends, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid in respect of the Common Stock. Except as set forth above, such holders shall not be entitled to receive any dividends.

     (b) Payment of Dividends. (1) Series A Preferred Stock. Dividends accrued and unpaid on shares of Series A Preferred Stock as of the Mandatory Conversion Date (as defined in Section 2.6(a)(1) below) shall be payable in accordance with
Section 2.6 below.

     (2) Series B Preferred Stock. Dividends payable in respect of the Series B Preferred Stock shall be paid as and when dividends are paid in respect of the Common Stock.

     (3) Series C Preferred Stock. Dividends payable in respect of the Series C Preferred Stock shall be paid as and when dividends are paid in respect of the Common Stock.

     (4) Change in Dividend Rate. If the Corporation shall fail to declare or pay a dividend on a date on which dividends are to be compounded pursuant to
Section 2.3(a)(1) hereof, dividends on each share of Series A Preferred Stock shall thereupon begin to accrue at the rate of 9% of the sum of (a) the Preferred Issuance Price and (b) accrued and unpaid dividends on such date. If a dividend that was accrued and unpaid on a date dividends are to be compounded is subsequently paid, the rate at which dividends accrue shall thereupon be lowered to reflect such payment.

     Section 2.4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, each holder of Preferred Stock shall be entitled to receive from amounts remaining after satisfaction of creditors and holders of securities (if any) with liquidation preferences senior to the Preferred Stock, and pro rata based on the respective outstanding liquidation preferences with holders of securities with a liquidation preference pari passu to the Preferred Stock, an amount equal to the Liquidation Value, plus accrued and unpaid dividends thereon, per share multiplied by the number of shares of Preferred Stock, held by such holder, until paid in full, in preference and priority to any distribution to any holder of Junior Securities. The Corporation shall provide written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of any shares of Preferred Stock.

     Section 2.5. Voting Rights. (a) No Voting. Except as provided in Section 2.5(b) below or as required by the Oregon Business Corporation Act, the outstanding shares of Preferred Stock shall not be entitled to vote on any matter as to which stockholders of the Corporation shall be entitled to vote.

     (b) Special Voting Rights. The Corporation shall not, without first obtaining the affirmative vote or written consent of a majority in interest of the Series A Preferred Stock, voting as a class:


     (1)  amend or  repeal  any  provision  of,  or add any  provision  to,  the
Corporation's Articles of Incorporation or By-laws if such action would adversely alter preferences, rights, privileges or powers of, or the restrictions provided herein for the benefit of, the Series A Preferred Stock;

     (2) create a series of Preferred Stock with a liquidation preference senior to the Series A Preferred Stock;

     (3) effect any merger, consolidation or similar transaction; or

     (4)increase or decrease the number of authorized shares of Series A Preferred Stock, except as required by Section 2.2 hereof.

     Section 2.6. Conversion. (a) Series A Preferred Stock. (1) Mandatory Conversion. All holders of Series A Preferred Stock shall be required to convert all of the outstanding shares of Series A Preferred Stock as of the seventh anniversary of the Closing Date (the "Mandatory Conversion Date"), in which case the aggregate Preferred Issuance Price of all shares of the Series A Preferred Stock plus accrued and unpaid dividends thereon held by each holder shall be converted into a number of shares of Common Stock determined by dividing such sum by a price per share of Common Stock equal to $1.50 per share (the "Fixed Mandatory Conversion Rate"). In the event that any holder shall provide notice to the Corporation of its intention to convert such holder's shares of Series A Preferred Stock, as provided above, the Corporation shall have the right, within 90 days of receipt of such notice and upon five business days' notice to the holders, to cause to be redeemed for cash the shares of Series A Preferred Stock subject to such notice, at a price equal to aggregate purchase price for such shares of Series A Preferred Stock plus mandatory dividends thereon at a rate equal to 9% per annum, from the date of issuance until the date redeemed in full. In the event that such cash amount is not paid within such 90-day period, such redemption right shall lapse and be of no further force and effect, and the holders shall thereupon have the right once again to convert such shares of Series A Preferred Stock into shares of the Corporation's Common Stock. During such 90-day (or shorter, if redeemed, as set forth above) period, the holders of Series A Preferred Stock shall not convert such stock into the Corporation's Common Stock, whether or not the Corporation exercises its right of redemption.

     (2) Conversion Prior to Mandatory Conversion Date. Prior to the Mandatory Conversion Date, all holders of Series A Preferred Stock shall have the right to convert each share of Series A Preferred Stock into ten shares of Common Stock, without giving effect to accrued and unpaid dividends, but subject to Section 2.6(e) below (the "Anti-dilution Adjustments").

     (b) Series B Preferred Stock. Series B Preferred Stock is convertible in the same manner and subject to the same terms and conditions as provided for in
Section 2.6(a) above with respect to the holders of Series A Preferred Stock.

     (c) Series C Preferred Stock. (1) Mandatory Conversion. All holders of Series C Preferred Stock shall be required to convert all of the outstanding shares of Series C Preferred Stock as of the Mandatory Conversion Date, in which case the aggregate Preferred Issuance Price of all shares of the Series C Preferred Stock plus accrued and unpaid dividends thereon held by each holder shall be converted into a number of shares of Common Stock determined by dividing such sum by one-tenth of the Series C Issuance Price.

     (2) Conversion Prior to Mandatory Conversion Date. Prior to the Mandatory Conversion Date, all holders of Series C Preferred Stock shall have the right to convert each share of Series C Preferred Stock into ten shares of Common Stock, without giving effect to accrued and unpaid dividends, but subject to the Anti-dilution Adjustments.

     (c) Conversion Procedure. (1) Before any holder of shares of Preferred Stock shall be entitled to convert any of such shares into shares of Common Stock, such holder shall surrender the certificate or certificates, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office of the election to convert such shares and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.

     (2) Each conversion of any shares of Preferred Stock shall be deemed to have been effected on the close of business on the date on which the certificate or certificates representing such Preferred Stock to be converted have been surrendered at the principal corporate office of the Corporation or the office of any transfer agent for the Preferred Stock. At such time as such conversion has been effected, the rights of the holder of such Preferred Stock as a holder shall cease, the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

     (3) As soon as possible after a conversion has been effected (but in any event within five business days in the case of clause (6) below), the Corporation or its transfer agent shall deliver to the converting holder:

     (i) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

     (ii)payment in an amount equal to the amount payable under clause (6) below with respect to such conversion.

     (4) The issuance of certificates for shares of Conversion Stock upon conversion of the Preferred Stock shall be made without charge to the holders of such Preferred Stock for any cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Preferred Stock, the Corporation shall take all such actions as are necessary in order to ensure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

     (5) The Corporation shall not close its books against the transfer of the Preferred Stock or of Conversion Stock issued or issuable upon conversion of the Preferred Stock in any manner which interferes with the timely conversion of the Preferred Stock. The Corporation shall assist and cooperate with any holder of the Preferred Stock or Conversion Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitations, making any filings required to be made by the Corporation).

     (6) If any fractional interest in a share of Conversion Stock would, except for the provisions of this clause (6), be deliverable upon any conversion of the Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

     (7) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding shares of Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or market upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance and except for filings, notices of applicability and permissions solely within the control of, or laws and regulations solely applicable to, the holders of the Preferred Stock).

     (e) Anti-dilution Adjustments. (1) Changes in Common Stock. In case the Corporation shall at any time or from time to time after the date of filing these Articles of Amendment (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing entity), then the number and kind of shares of capital stock of the Corporation or other assets that may be received upon the conversion of the Preferred Stock shall be adjusted to the number of shares of Conversion Stock and amount of any such securities, cash or other property of the Corporation which the holders would have owned or have been entitled to receive after the happening of any of the events described above had the Preferred Stock been converted immediately prior to the record date (or, if there is no record date, the effective date) for such event. An adjustment made pursuant to this clause
(1) shall become effective upon the effective date of such payment, sub-division, combination or issuance as described above. Any Conversion Stock or other assets to be acquired as a result of such adjustment shall not be issued prior to the effective date of such event. For the purposes of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. Notwithstanding any other provision of this Section 2.6(e)(1), an action described in Section 2.6(e)(1)(i), (ii) or (iii) hereof shall not affect the number of shares of Conversion Stock issued upon mandatory conversion of the Preferred Stock except by operation of Section 2.6(e)(5) hereof.

     (2) Issuance of Rights. In case the Corporation shall issue to all holders of its Common Stock rights, options or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock that are not distributed to holders of Preferred Stock (any such rights, options, warrants or other securities, collectively, "Rights") (excluding rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest and excluding any Excluded Stock) at a subscription offering, exercise or conversion price per share (as defined below, the "offering price per share") which, before deduction of customary discounts and commissions, is lower than the current Market Price per share of Common Stock on the record date of such issuance or grant, whether or not, in the case of Rights, such Rights are immediately exercisable or convertible, then the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock shall be adjusted by multiplying the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock immediately prior to any adjustment in connection with such issuance or grant by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) on the record date of issuance or grant of such Rights plus the number of shares which the aggregate offering price (as defined below) of the total number of shares of Common Stock so offered would purchase at the current Market Price per share of Common Stock on the record date, and the numerator of which is the number of shares of Common Stock outstanding plus the aggregate number of shares of Common Stock issuable upon exercise of the rights. Such adjustment shall be made immediately after the record date for the issuance or granting of such Rights. For purposes of this clause, the "offering price per share" of Common Stock shall, in the case of Rights, be determined by dividing (x) the total amount received or receivable by the Corporation in consideration of the issuance of such Rights plus the total consideration payable to the Corporation upon exercise thereof (the "aggregate offering price"), by (y) the total number of shares of Common Stock covered by such Rights.

     (3) Dividends and Distributions. In case the Corporation shall distribute to all holders of Common Stock any dividend or other distribution of evidences of its indebtedness or other assets (in each case other than cash dividends and other than as provided in clause (1) above in which the holders of the Preferred Stock are otherwise entitled to share, as provided herein) or Rights, then, in each case, all holders of the Preferred Stock shall be entitled to receive all of the same dividends, distributions or Rights, as the case may be, as the holders of Common Stock, on an as-converted basis, as and when distributed to the holders of Common Stock, at such time, if any, that the holders of the Preferred Stock shall have elected to convert such stock to Common Stock, as provided herein.

     (4) Computations.  For the purpose of any computation under clauses (1) and
(2) above, the current Market Price per share of Common Stock at any date shall be as set forth in (i) the definition of Market Price for the 10 consecutive trading days commencing 20 trading days prior to the earlier to occur of (A) the date as of which the Market Price is to be computed or (B) the last full trading day before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by clause (1) or
(2) or (ii) any other arm's-length adjustment formula that the Board may use in good faith. In the event the Common Stock is not then publicly traded or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this clause (4) the current market price per share shall be the Fair Value thereof.

     (5) Adjustment. Whenever the number of shares of Conversion Stock issuable upon voluntary conversion of the Series A Preferred Stock and Series B Preferred Stock is adjusted as provided under clause (1) or (2), the Fixed Mandatory Conversion Rate shall be adjusted by multiplying such prices immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Conversion Stock issuable upon voluntary conversion of any shares of Series A Preferred Stock or Series B Preferred Stock immediately prior to such adjustment, and the denominator of which shall be the number of shares of Conversion Stock issuable upon voluntary conversion of any shares of Series A Preferred Stock or Series B Preferred Stock immediately thereafter. Whenever the number of shares of Conversion Stock issuable upon voluntary conversion of the Series C Preferred Stock is adjusted as provided under clause (1) or (2), the Series C Issuance Price shall be adjusted by multiplying such prices immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Conversion Stock issuable upon voluntary conversion of any shares of Series C Preferred Stock immediately prior to such adjustment, and the denominator of which shall be the number of shares of Conversion Stock issuable upon voluntary conversion of any shares of Series C Preferred Stock immediately thereafter.

     (6) Securities. For the purpose of this Section 2.6, the term "shares of Common Stock" shall mean (i) the class of stock designated as Common Stock, without par value, of the Corporation on the date of filing this Certificate or
(ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     (7) Re-Adjustment. If, at any time after any adjustment to the number of Shares of Conversion Stock issuable upon conversion of the Preferred Stock and the Conversion Price shall have been made pursuant to clause (2) of this Section 2.6, any rights, options, warrants or other securities convertible into or exchangeable for shares of Common Stock shall have expired, or any thereof shall not have been exercised, the Conversion Price and the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock offered were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided, further that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock by an amount (calculated by adjusting such increase or decrease as appropriate to account for all other adjustments pursuant to this Section 2.6 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options or warrants.

     (e) Reorganization, Reclassification Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common
Stock are entitled to receive (either directly or upon subsequent liquidation)stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to ensure that each of the holders of each share of the Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions to ensure that the provisions of this Section 2.6 hereof shall thereafter be applicable to the Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     (f) Notices. (1) Immediately upon any adjustment of the number of shares issuable upon conversion of the Preferred Stock, the Corporation shall give written notice thereof to all holders of the Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

     (2) The Corporation shall give written notice to all holders of the Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record of determining rights to receive any dividends or distributions. The Corporation shall also give written notice to the holders of the Preferred Stock at least 30 days prior to the date on which Organic Change shall occur.

         Section 2.7. Redemption. (a) Series A Preferred Stock. (i) General. Subject to the provisions of Section 2.6 above, shares of Series A Preferred Stock may be redeemed by the Corporation, as follows, upon at least 45 days' and no more than 90 days' prior written notice, at a price equal to the sum of the aggregate Preferred Issuance Price of the Series A Preferred Stock plus accrued and unpaid dividends. From and after the third anniversary of the Closing Date, if the Closing Price shall be equal to or greater than $2.25 (subject to the anti-dilution adjustments described in Section 2.6(e)(1) above) for 20 out of any 30 consecutive trading days on or prior to any such applicable date (or, if thereafter, prior to any date for such a redemption if not effected prior thereto) (the "Redemption Price Condition"), the Corporation shall have the right to redeem one-third of the Series A Preferred Stock (as to the Preferred Issuance Price thereof), together with one-third of the then-accrued and unpaid dividends through such date. From and after the fourth anniversary of the Closing Date, if the Redemption Price Condition is met, the Corporation shall have the right to redeem an additional one-third of the Series A Preferred Stock (as to the Preferred Issuance Price thereof), together with one-half of the then-accrued and unpaid dividends at such date (or two-thirds of then-accrued and unpaid dividend at the second date if no Series A Preferred Stock was previously redeemed at or after the first such date). From and after the fifth anniversary of the Closing Date, if the Redemption Price Condition is met, the Corporation shall have the right to redeem the balance of the Series A Preferred Stock, together with the remaining accrued and unpaid dividends at such date. Prior to redemption, the Corporation must provide the applicable redemption notice within 60 days of the achievement of the Redemption Price Condition.

     (ii)Early Redemption. The Series A Preferred Stock (or any portion thereof) may be redeemed by the Corporation prior to such three, four or five-year period, as applicable, only in the event the Corporation shall have reasonably determined, in good faith, after consultation with the original holder of shares of Series A Preferred Stock to abandon the development of the Technology (as defined in the Securities Purchase Agreement dated as of the Closing Date among the Corporation and Elan International Services, Ltd., a Bermuda corporation) or products based on the Technology.

     (iii) Notice of Redemption. Not less than 45 days but not more than 90 days prior to the date of any redemption (each, a "Redemption Date"), as permitted by this Section 2.7(a), the Corporation shall send a written notice of redemption (the "Notice") to each holder of Series A Preferred Stock to be redeemed in the manner provided herein. The notice shall identify:

     (1) the  Redemption  Date;

     (2) the redemption price to be paid to such holder, as provided above (the "Redemption Price"), and applicable to such Series A Preferred Stock;

     (3) the number of shares of Common Stock into which a share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, is convertible;

     (4) the name and address of the transfer agent, if any, in respect of the Series A Preferred Stock;

     (5) that Series A Preferred Stock called for redemption may be converted by the holder, as otherwise provided herein, at any time before the close of business on the Redemption Date; and

     (6) that Series A Preferred Stock called for redemption must be surrendered to the transfer agent at the office of the Corporation or its transfer agent to collect the Redemption Price.

     (iv)Effect of Notice of Redemption. Upon the Notice, Series A Preferred Stock called for redemption shall become due and payable on the Redemption Date, unless converted prior to such date, and at the Redemption Price stated in the Notice. Upon surrender to the Corporation or transfer agent shares shall be redeemed and the Redemption Price stated in the Notice shall be paid in cash in full.

     (b) Series B Preferred Stock. Shares of Series B Preferred Stock shall be redeemable by the Corporation in the same manner and subject to the same terms and conditions as set forth for redemption of shares of Series A Preferred Stock in Section 2.7(a) above.

     (c) Series C Preferred Stock. Shares of Series C Preferred Stock shall be redeemable by the Corporation in the same manner and subject to the same terms and conditions as set forth for redemption of shares of Series A Preferred Stock in Section 2.7(a) above, except that shares of Series C Preferred Stock shall be redeemed at a price equal to the sum of the aggregate Series C Issuance Price plus accrued and unpaid dividends.

     Section 2.8. Registration of Transfer. The Corporation shall keep a register for the registration of the record holders of the Preferred Stock. Upon the surrender of any certificate representing any shares of Preferred Stock, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense, provided that the holder will be responsible for any transfer taxes if the certificate is register in a new name) a new certificate or certificates in exchange therefore representing in the aggregate the number of shares of the Preferred Stock, as applicable, represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of the Preferred Stock, as applicable, as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

     Section 2.9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder and an undertaking of indemnity from a creditworthy indemnitor shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of the Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 2.10. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of these Articles of Amendment without the prior written consent of a Majority in Interest of each of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock outstanding at the time such action is taken.

     Section 2.11. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier or telecopy service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                    ARTICLE V

                                Preemptive Rights
                                -----------------

         The owners of shares of stock of the Corporation shall not have preemptive rights to subscribe for or purchase any part of new or additional issues of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

                                   ARTICLE VI

                               Cumulative Voting
                               -----------------

         Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for those election he has a right to vote, and no shareholder shall be entitled to cumulate his votes.

                                  ARTICLE VII

                       Limitation of Directors' Liability
                       ----------------------------------

     A director shall have no liability to the Corporation or its shareholders for monetary damages for conduct as a director, except for (a) any breach of the director's duty of loyalty to the Corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law by the director; (c) conduct violating ORS 60.367; or (d) any transaction from which the director derives an improper personal benefit. If the Oregon Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Oregon Business Corporation Act as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director that exists at the time of such repeal or modification and that extends to an act or omission of such director occurring prior to such repeal or modification.

                                  ARTICLE VIII

                         Bylaws; Amendment of Articles
                         -----------------------------

     Section 1. Bylaws. The board of directors shall have full power to adopt, alter, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws. Section 2. Amendment of Articles. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of the Corporation are granted subject to this reservation.

                                   ARTICLE IX

                          Registered Office and Agent
                          ---------------------------

     The address of the initial registered office of the Corporation is 1400 KOIN Center, 222 S.W. Columbia, Portland, Oregon 97201, and the name of the initial registered agent at such address is Bogle & Co. (Oregon). The registered office and registered agent of the Corporation may be changed from time to time by the Board of Directors but may not be located outside of the State of Oregon. The mailing address for notices from the Corporation Division is: Bogle & Gates, Two Union Square, Suite 700, 601 Union Street, Seattle, WA 98101-2346.

                                   ARTICLE X

                                   Directors
                                   ---------


     Section 1. Number of Directors. The Board of Directors shall consist of not less than six nor more than eleven, the exact number to be set as provided herein. Until increased or decreased as provided herein, the Board of Directors shall consist of eight members. The Board of Directors is authorized to increase or decrease the size of the Board of Directors (within the range specified above) at any time by the affirmative vote of two-thirds of the directors then in office. Without the unanimous consent of the directors then in office, no more than two additional directors shall be added to the Board of Directors in any 12-month period. Without the unanimous approval of the directors then in office, no person who is affiliated as an owner, director, officer, employee or consultant of a company or business deemed by the Board of Directors to be competitive with that of the Corporation shall be eligible to serve of the Board of Directors of the Corporation.

Section 2. Classified Board.

     The Board shall be divided into three classes: Class I Directors, Class II Directors and Class III Directors. Each such class of directors shall be nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders' meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected as Class I Directors shall serve for a term ending at the annual meeting to be held in the year following the first election of directors by classes, the directors first elected as Class II Directors shall serve for a term ending at the annual meeting to be held in the second year following the first election of directors by classes and the directors first elected as Class III directors shall serve for a term ending at the annual meeting to be held in the third year following the first election of directors by classes. Notwithstanding the foregoing, each director shall serve until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.


     At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expire as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the Board fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes. The terms of any director elected by the Board to fill a vacancy will expire at the next shareholders meeting at which directors are elected, despite the class such director has been elected to fill.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his or her current term or his or her earlier death, resignation or removal.

     Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 3. Initial Directors as Classified.

     The directors of the Corporation first elected to classes are eight (8) in number and their names and class are: Name Class


Name                                    Class
----                                    -----
James C. O'Shea                         III
John Ruedy, MD                          III
William A. Gouveia                       I
Grace Keeney Fey                        II
Eric T. Herfindal                       II
Richard Plestina                        II
David H. DeWeese                         I
Michael T. Sember                       III

         Section 4. Removal of Directors.

     Directors may be removed only for cause. For purposes of this Amendment,"cause" shall mean that the director has: (i) committed an act of fraud or embezzlement against the Corporation; (ii) been convicted of, or plead nolo contendre to a crime involving moral turpitude; (iii) failed to perform the director's duties as a directorand such failure constitutes a breach of the director's duty of loyalty to the Corporation or provides an improper personal benefit to the director.


                                   ARTICLE XI

                                  Incorporator
                                  ------------

         The name and address of the incorporator are:


         Name                               Address
         ----                               -------

         Benjamin F. Stephens               c/o Bogle & Gates
                                            Two Union Square
                                            601 Union Street
                                            Seattle, Washington 98101-2346


                                   ARTICLE XII

                     Shareholder Approval Of Certain Events
                     --------------------------------------

         Notwithstanding any provision of Articles of Incorporation, as amended, or Bylaws of the Corporation, and notwithstanding the fact that some lesser percentage may be allowed by law, any amendment, change or repeal of Articles X or XII, or any other amendment of the Articles of Incorporation, as amended, which would have the effect of modifying or permitting circumvention of the provisions of Articles X or XII, shall require the following shareholder votes:
(i) the affirmative votes of 75 percent of all outstanding shares of the Corporation entitled to vote on the matter, voting together as a single class; and (ii) if any shares of the Corporation are entitled to vote on the matter as a separate group, the affirmative vote of 75 percent of such shares, voting separately.

DATED:   September __, 1999.

                                                  ------------------------------

                                    NOTICE OF

                          ANNUAL SHAREHOLDERS' MEETING

                                       AND


                                 PROXY STATEMENT


                          -----------------------------

                                 August 12, 1999


                                PORTLAND, OREGON

                          -----------------------------

                                 (BIOJECT LOGO)

                        BIOJECT MEDICAL TECHNOLOGIES INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                               September 16, 1999

           This Proxy is Solicited on Behalf of the Board of Directors


James C. O'Shea and Michael A. Temple and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated on the reverse of this proxy card, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of shareholders of Bioject Medical Technologies Inc. to be held on September 16, 1999 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Meeting"), all shares of stock of Bioject Medical Technologies Inc. (the "Company") to which the undersigned is entitled to vote at the Meeting. Receipt of the Notice of Meeting and Proxy Statement is hereby acknowledged by the undersigned.

(To be Signed on Reverse Side)


/X/ Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:

1. Election of the following nominee(s) as directors to serve in such capacities until their successors are duly elected and qualified.

      / / FOR ALL (Except as marked          / / WITHHELD FOR ALL
          to the contrary below)

Nominees:          David H. de Weese
                   William A. Gouveia
                   Edward L. Flynn

* Authority to vote for any nominee(s) may be withheld by lining through the name(s) of any such nominee(s).

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSALS 2 AND 3
BELOW:

2. To Approve an amendment to the Company's Articles of Incorporation to modify the conversion terms of the Company's Series A Preferred Stock. [ ]For [ ]Against [ ]Abstain

3. To approve an amendment to the Company's Articles of Incorporation to effect a one for five reverse stock split. [ ]For [ ]Against [ ]Abstain

4. To transact such other business as may properly come before the Meeting or any adjournments thereof.



UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN, DATE, AND MAIL YOUR PROXY TODAY.


SIGNATURE: ______________________________   DATE: _________________________


SIGNATURE: ______________________________   DATE: _________________________
          (SIGNATURE, IF HELD JOINTLY)

NOTE: _____________________________________________________
      Capacity (Title of Authority, i.e., Executor, Trustee)